Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Transition Report of Rivulet Entertainment, Inc. (the “Company”) on Form 10-KT/A, for the transition period ended June 30, 2024 as filed with the Securities and Exchange Commission, I, Walter Geldenhuys, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 10, 2025

/s/ Walter Geldenhuys
Walter Geldenhuys
President, Chief Executive Officer and Chief Financial Officer